Exhibit 99

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN AND FOR NEW CASTLE COUNTY

x
IN RE: SILICONIX, INC. SHAREHOLDERS	:
LITIGATION	:	C.A. No. 1143-N
:
x

MEMORANDUM OF UNDERSTANDING

          The undersigned parties to this action pending in the Court of Chancery in the State of Delaware, in and for the County of New Castle (“Court”), consolidated under the caption In Re Siliconix Inc. Shareholders Litigation, C.A. No. 1143-N (the “Action”), by counsel identified below, have reached an agreement in principle providing for the settlement of this Action on the terms and subject to the conditions set forth below.

          WHEREAS, on March 3, 2005, Vishay Intertechnology, Inc. (“Vishay”) announced its intention to commence a tender offer for all outstanding shares of Siliconix Incorporated (“Siliconix”) it did not already own (the “Tender Offer”).  Vishay announced that it would exchange 2.64 shares of Vishay common stock for each outstanding share of Siliconix common stock.  The closing of the Tender Offer was to be (and is) subject to certain conditions, including the condition that a majority of the shares not owned by Vishay must be tendered.

          WHEREAS, Vishay also announced that if it completed the Tender Offer (subject to the conditions thereto), Vishay would then effect a merger of Siliconix with and into a subsidiary of Vishay pursuant to 8 Del. C. § 253 (the “short-form merger” and, collectively with the Tender Offer, the “Transaction”).

          WHEREAS, Plaintiffs Paulena Partners LLC, Nathan Withington III IRA, Olga Fried, J. Douglas Zaletel, and Steven Goldstein (“Plaintiffs”), respectively commenced separate actions in the Court on March 4, 2005 against Siliconix, Vishay and the directors of Siliconix (“Defendants”), challenging the Tender Offer.

          WHEREAS, the foregoing actions, each brought as a putative class action on behalf of Siliconix stockholders, were consolidated under the title In Re: Siliconix, Inc. Shareholders Litigation, C.A. No. 1143-N, pursuant to the Court’s order of March 23, 2005, and The Brualdi Law Firm and Wolf Popper LLP were appointed plaintiffs’ co-lead counsel (“Plaintiffs’ Lead Counsel”).

          WHEREAS, on or about March 4, 2005, an action was filed in Superior Court, State of California, Santa Clara County, styled Yassin v. Siliconix, Inc., et al., Case No. 105CV036739 (the “California Action”).

          WHEREAS, following the announcement of the proposed Tender Offer, Siliconix formed a Special Committee of two directors to consider and evaluate the proposed offer.  On March 24, 2005, Siliconix announced that the Special Committee had engaged the law firm of Heller Ehrman LLP as its legal counsel and the investment banking firm of Lehman Brothers Inc. as its financial advisor in connection with the offer.

          WHEREAS, following the commencement of the Action, Plaintiffs’ Lead Counsel retained and consulted with David Fuller of Value Inc., as their valuation expert, and on March 24, 2005 and March 25, 2005 made telephonic and in person presentations with David Fuller to Vishay’s counsel, Kramer Levin Naftalis & Frankel LLP (“Kramer Levin”), and to Heller Ehrman LLP with respect to plaintiffs’ valuation of Siliconix common stock and with respect to the Tender Offer.  Those presentations were based on publicly available information and valued Siliconix common stock at a range substantially higher than the then current 2.64 exchange ratio.  The substance of plaintiffs’ presentations at those meetings as to the valuation of Siliconix common shares was promptly reported to Vishay and to the Special Committee and the Special Committee’s financial advisor.

          WHEREAS, during the period March 26, 2005 through April 12, 2005, Plaintiffs’ Lead Counsel and Kramer Levin continued discussions and negotiations as to the appropriate valuation of Siliconix common shares and the range of value at which plaintiffs would be willing to settle their action.  Those discussions and negotiations were reported to Vishay as well.

          WHEREAS, during the period March 24, 2005 through April 12, 2005, Vishay and its advisors also had various discussions and negotiations with the Special Committee and its advisors concerning the valuation of Siliconix common shares and Vishay and the proposed offer.

          WHEREAS, on April 12, 2005, Vishay commenced its Tender Offer by filing a Tender Offer Statement on Schedule TO (“Tender Offer Statement”) and a Registration Statement and Prospectus on Form S-4 with the SEC offering to exchange 2.90 shares of common stock of Vishay, an increase of .26 Vishay shares from the March 3, 2005 announcement, for each outstanding share of Siliconix common stock.

          WHEREAS, subsequent to the filing of the Form S-4 on April 12, 2005, Plaintiffs’ Lead Counsel continued their negotiations with counsel to Vishay to have Vishay increase its Tender Offer for Siliconix common stock.

          WHEREAS, on April 18, 2005, Plaintiffs filed their First Amended Class Action Complaint and Motions for Expedited Discovery and a Preliminary Injunction, alleging, among other things, that the Tender Offer of 2.90 shares of Vishay common stock was still below the plaintiffs’ view of the range of fairness and that the Form S-4 was materially false and misleading and failed to disclose certain material facts relevant to Siliconix’s shareholders’ determination whether to tender their shares.

          WHEREAS, Plaintiffs’ amended complaint sought disclosure by Siliconix of, among other things, discounted cash flow analyses and financial projections that plaintiffs claimed were necessary for Siliconix shareholders to properly assess Vishay’s Tender Offer;

          WHEREAS, counsel to Vishay informed Plaintiffs’ Lead Counsel that it believed that Vishay had substantial defenses to plaintiffs’ claims and was prepared to oppose plaintiffs’ application for expedited discovery.

          WHEREAS, among other things, at the request of Kramer Levin, Plaintiffs’ Lead Counsel presented Kramer Levin on April 20, 2005 with a written report by Value Inc. as to its valuation of Siliconix common stock, which was promptly communicated to Vishay and its financial advisors.

          WHEREAS, on April 20, 2005, in furtherance of those settlement negotiations, Vishay provided Plaintiffs’ Lead Counsel with documents that had been exchanged among Vishay, Siliconix management, and the Special Committee formed of two Siliconix directors.

          WHEREAS, Plaintiffs’ Lead Counsel represents that it engaged in a substantial investigation of the claims asserted in the Action, retained and consulted with Value Inc. with respect to an evaluation of the Tender Offer, including an evaluation of publicly available information and the disclosures contained in the Tender Offer Statement and Form S-4, as well as the documents provided to Plaintiffs’ Lead Counsel on April 20, 2005 in the course of negotiations.

          WHEREAS, the negotiations between Plaintiffs’ Lead Counsel and Defendants’ counsel were conducted at arms’-length and in good-faith with a view toward the settlement of the Action.  As part of these negotiations, Plaintiffs’ counsel sought, among other things, (i) an increase in the consideration to be paid to the public stockholders of Siliconix in the Tender Offer, and (ii) the disclosure of additional information concerning the Tender Offer.

          WHEREAS, in the late afternoon on April 20, 2005, prior to any agreement between Vishay and the Special Committee on the terms of the Tender Offer, counsel for Vishay and plaintiffs reached an agreement in principle, subject to additional discovery as provided herein, providing for the settlement of the Action (the “Settlement”) on the terms and subject to the conditions set forth below, consisting substantially of Vishay’s agreement to increase the exchange ratio for the Tender Offer from 2.90 Vishay shares to 3.075 Vishay shares for each Siliconix share exchanged, and additional disclosures to be made in an Amended Form S-4.

          WHEREAS, during the period April 12, 2005 through April 21, 2005, Vishay and its advisors continued to have negotiations and discussions with the Special Committee and its advisors, which culminated in Vishay making an offer to increase the exchange ratio to 3.075 Vishay shares for each Siliconix share tendered, conditioned on that exchange ratio being accepted by Plaintiffs to resolve this Action.  On April 21, 2005, the Special Committee, after meeting with its legal and financial advisors, informed Vishay that it intended to recommend that the Siliconix board of directors approve the Vishay Tender Offer at an exchange ratio of 3.075 and recommend that it be accepted by Siliconix stockholders, subject to receiving a fairness opinion from its financial advisor, which it believed would be forthcoming.  On April 22, 2005, the Special Committee received the opinion of its financial advisor that the exchange offer ratio of 3.075 was fair to the stockholders of Siliconix other than Vishay from a financial point of view.

          WHEREAS, Vishay acknowledges that its decisions to increase the exchange ratio from 2.64 to 2.90 and from 2.90 to 3.075 resulted in part from the (i) desire to resolve the claims in plaintiffs’ initial complaints, the First Amended Complaint, and the Motion for Expedited Discovery and Preliminary Injunction, and (ii) the negotiations and discussions with Plaintiffs’ Lead Counsel.

          WHEREAS, following a successful completion of the Tender Offer, Vishay would own more than 90% of the outstanding common stock of Siliconix, and as soon as practicable thereafter, Vishay would effect the short-form merger.  In the short-form merger, each remaining publicly held Siliconix share will each be converted into the right to receive 3.075 Vishay shares, except to the extent shareholder appraisal rights are properly perfected under Delaware law.

          WHEREAS, on April 26, 2005, the Superior Court, State of California, Santa Clara County, granted Vishay’s motion to stay the California Action.

          NOW, THEREFORE, IT IS HEREBY AGREED among the parties hereto that the following sets forth the terms of their agreement in principle to settle this matter as previously reached:

1.       The Settlement of the Action shall be conditioned on the closing of the Transaction.

2.       The exchange ratio of the Tender Offer (as amended) and short-form merger shall be 3.075 shares of Vishay common stock for each Siliconix share.

3.       Vishay shall make supplemental disclosures (the “Supplemental Disclosures”) in connection with the Tender Offer no later than April 25, 2005 to address certain of the disclosure claims raised in the Action, which are outlined in Exhibit A.

4.       Siliconix shall make the disclosures referenced in the thirteenth Whereas clause above no later than April 25, 2005.

5.       Plaintiffs shall be given the opportunity to review in advance any disclosures to Siliconix shareholders related to the short-form merger and shareholder appraisal rights.  Defendants shall consider in good faith any comments received from Plaintiffs’ counsel regarding those disclosure materials.

6.       The parties shall conduct such reasonable additional discovery as the parties agree or the Court orders is necessary and appropriate to confirm the fairness and reasonableness of the terms of the Settlement.

7.       Plaintiffs reserve the right to withdraw from the terms of this Memorandum of Understanding and the proposed Settlement in the event the remaining discovery reveals material facts not presently known to plaintiffs’ counsel that are materially inconsistent with the fairness of the proposed Settlement to the Class.

8.       Defendants reserve the right to withdraw from the terms of this Memorandum of Understanding or from the proposed Settlement after execution of the Stipulation (as defined in paragraph 9 below) in the event that either (i) an injunction is issued enjoining the Tender Offer and/or the Transaction or (ii) the stay of the California Action has been vacated without the consent of defendants.

9.       The parties to the Action will attempt in good faith to negotiate and execute an appropriate Stipulation of Settlement (the “Stipulation”) and such other documentation as may be required in order to obtain final Court approval of the Settlement and the dismissal of the Action upon the terms set forth in this Memorandum of Understanding (collectively, the “Settlement Documents”).  The Settlement Documents will be prepared, executed, and submitted to the Court for approval at the earliest practicable time and will expressly provide, among other things, that: (a) Defendants have denied, and continue to deny, that they have committed any violation of law or engaged in any of the wrongful acts alleged in the Action; (b) Defendants assert that they are entering into the Stipulation because the proposed Settlement would eliminate the burden and expense of further litigation; and (c) Plaintiffs’ Lead Counsel, having made an investigation of the facts, believe that the proposed Settlement is fair, reasonable, and adequate and in the best interests of Plaintiffs and the proposed Class (as defined below).

10.       The Stipulation will further provide for, among other things:  (a) appropriate certification of a Class as described in paragraph 11 below, (b) the entry of a judgment dismissing the Action with prejudice and (c) the release of any known or unknown claims that have been, could have been, or in the future can or might be asserted in any court, tribunal or proceeding (including but not limited to any claims arising under federal, state, foreign or common law, including the federal securities laws and any state disclosure law), by or on behalf of any member of the class, whether individual, class, derivative, representative, legal, equitable, or any other type or in any other capacity against defendants or any of their families, parent entities, associates, affiliates or subsidiaries and each and all of their respective past, present or future officers, directors, stockholders, principals, representatives, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers, commercial bankers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates, administrators, predecessors, successors and assigns (collectively, the “Released Persons”) which have arisen, arise now or hereafter may arise out of or relate in any manner to the allegations, facts or any other matter whatsoever set forth in or otherwise related, directly or indirectly to the allegations in the complaints in the Action, the Tender Offer (including all amendments and supplements) or the short-form merger, or any related disclosures, but excluding any claims to enforce the Settlement or any claims by Siliconix stockholders for appraisal pursuant to 8 Del. C. § 262 (the “Release”).  The parties granting releases under this paragraph waive their rights, to the extent permitted by state law, federal law, foreign law or principles of common law, that may have the effect of limiting the releases set forth in this paragraph.  This shall include a waiver of any rights pursuant to Section 1542 of the California Civil Code and any similar, comparable or equivalent provision.

11.       For the purpose of settlement of the Action consistent with the terms of this Memorandum of Understanding, the parties will jointly submit to the Court in connection with the Stipulation, a proposed order (the “Order”) providing, among other things, for conditional certification of a Class, pursuant to Rule 23 of the Rules of the Court of Chancery, solely for the purpose of consummating and effectuating the proposed Settlement, consisting of all persons or entities who held Siliconix common stock from March 3, 2005 through the date of consummation of the Transaction (the “Class”), including the legal representatives, heirs, executors, administrators, transferees, successors and assigns of such persons or entities, but excluding defendants and their heirs and assigns.

12.       The parties to the Action, through their counsel, will present the Stipulation and Settlement to the Court for hearing and approval as soon as practicable following appropriate notice to the members of the Class, and will use their best efforts to obtain final Court approval of the Stipulation and Settlement, including dismissal of the Action with prejudice and the release of all claims as set forth above.  It is expressly acknowledged that the Tender Offer and short-form merger may be closed prior to final Court approval of the Settlement.  As used in this Memorandum of Understanding, “final Court approval” of the Settlement means that (i) the Court has entered an Order approving the Settlement in accordance with the Stipulation and that Order is finally affirmed on appeal or is no longer subject to appeal; and (ii) the California Action has been dismissed with prejudice.

13.       Plaintiffs’ counsel and counsel for defendants shall negotiate in good faith with respect to the amount of any application for fees and expenses that counsel for plaintiffs shall make in connection with the Settlement and which defendants would not oppose.  In the event that the parties cannot agree on the amount of fees and expenses to be sought by plaintiffs, plaintiffs reserve the right to make a contested fee application, and defendants reserve the right to oppose any such application.  It is expressly acknowledged that no payment for fees and expenses shall be made to plaintiffs’ counsel until and unless there is final Court approval.  In the event that the Settlement is consummated and the Transaction closes, Vishay agrees to be responsible for the payment of any award of attorneys’ fees and expenses by the Court.

14.       Pending the preparation of the Stipulation and other documents, and their presentation to the Court for its approval, the Plaintiffs agree that they shall not move for or pursue their motion a preliminary injunction in the Action, and all parties agree that all proceedings in the Action shall be suspended, except for the confirmatory discovery provided herein, matters designed to present the Settlement to the Court for approval, or effectuate or protect its terms, and any other matters as to which the parties may expressly agree.

15.       Defendant Vishay shall also cause the dissemination of notice of the Settlement as directed by the Court and shall pay all costs incurred in providing such notice and the cost of administration of the Settlement.

16.       Should the Stipulation not be executed or not be approved by the Court after Notice and a Hearing, the proposed Settlement shall be null and void and of no force and effect, and shall not be deemed to prejudice in any way the position of any party with respect to the Action or California Action.  In such event, neither the existence of this Memorandum of Understanding (or any draft thereof), nor its terms shall be admissible in evidence or referred to for any purpose in the Action, the California Action or in any other litigation or proceeding.

17.       This Memorandum of Understanding may be executed in counterparts by any of the signatories hereto and the transmission of an original signature page electronically shall constitute valid execution of the agreement.  Copies of this Memorandum of Understanding executed in counterpart shall constitute one agreement.

18.       This Memorandum of Understanding and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s rules with respect to conflict of laws.

19.       This Memorandum of Understanding may be modified or amended only by a writing signed by all parties hereto.

20.       Except as otherwise provided herein, this Memorandum of Understanding shall be binding upon and shall inure to the benefit of the parties and their respective agents, successors, executors, heirs, and assigns.

21.       The parties to this Memorandum of Understanding agree (a) to use their best efforts to achieve the Settlement as set forth herein and the dismissal of the Action with prejudice in accordance with the terms of this Memorandum of Understanding; (b) to cause the timely occurrence of all events or other circumstances described herein; and (c) to use their best efforts to have any collateral attack in any jurisdiction on this Settlement or the Transaction promptly dismissed based upon, among other things, the res judicata effect of this Settlement.

Dated: April 28, 2005

THE BRUALDI LAW FIRM

/s/

Richard B. Brualdi
29 Broadway, Suite 2400
New York, NY 10006
(212) 952-0602

WOLF POPPER LLP

/s/

Robert M. Kornreich
845 Third Avenue
New York, NY 10022
(212) 759-4600

Plaintiffs’ Lead Counsel

ROSENTHAL MONHAIT GROSS & GODDESS, P.A.

/s/

Norman M. Monhait (#1040)
919 North Market Street, Suite 1401
Citizens Bank Center
Wilmington, Delaware 19899
(302) 656-4433

Plaintiffs’ Co-liaison Counsel

MORRIS JAMES HITCHENS & WILLIAMS LLP

/s/

Lewis H. Lazarus (#2374)
Matthew F. Linter (#4371)
Morris, James, Hitchens & Williams LLP
222 Delaware Avenue
P.O. Box 2306
Wilmington, DE 19899-2306
(302) 888-6800

Attorneys for Siliconix, Inc.

MORRIS, NICHOLS, ARSHT & TUNNELL

/s/

R. Judson Scaggs, Jr. (#2676)
James G. McMillan, III (#3979)
1201 N. Market Street
P.O. Box 1347
Wilmington, Delaware 19899
(302) 658-9200

Of counsel:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

/s/

Alan R. Friedman
Michael S. Oberman
Jonathan Wagner
1177 Avenue of the Americas
New York, NY 10036
(212) 715-9100

Attorneys for Defendant Vishay
Intertechnology, Inc.

POTTER ANDERSON & CORROON LLP

/s/

Stephen C. Norman (#2686))
1313 N. Market Street
P.O. Box 851
Wilmington, Delaware 19899
(302) 984-6000

Of counsel:

HELLER EHRMAN L.L.P.

/s/

Norman Blears
275 Middlefield Road
Menlo Park, CA 94025-3506
(650) 324-7000

Attorneys for Defendants Hanspeter Eberhardt and Timothy V. Talbert

ASHBY & GEDDES

/s/

Lawrence C. Ashby (#2686))
222 Delaware Avenue, 17th Floor
P.O. Box 1150
Wilmington, Delaware 19899
(302) 654-1888

Attorneys for Defendants King Owyang, Glyndwr Smith and Thomas C. Wertheimer

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